Exhibit 99.2

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions made by, and information currently available to management.  Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.  These factors include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with our ability to dispose of properties, if and when we decide to do so, at prices or terms set by or acceptable to us; risks associated with the potential failure to effectively manage our growth and expansion into new markets, to identify properties to acquire, to complete acquisitions or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, volatility in the securities markets, and contraction in the credit markets affecting our ability to refinance existing loans as they come due; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with our dependence on key personnel whose continued service is not guaranteed.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

Corporate Data

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

 Quarterly Highlights

Maguire Properties, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market.  We are a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing.

As of March 31, 2009, our office portfolio was comprised of whole or partial interests in 35 properties totaling approximately 20 million net rentable square feet, one 350-room hotel with 266,000 square feet, and on- and off-site structured parking plus surface parking totaling approximately 14 million square feet, which accommodates almost 45,000 vehicles.  We have one project under development that totals approximately 189,000 square feet of office space.  We also own undeveloped land that we believe can support up to approximately 8 million square feet of office, hotel, retail and residential development and approximately 8 million square feet of structured parking.

This Supplemental Operating and Financial Data package should be read in conjunction with our consolidated financial statements for the year ended December 31, 2008 in our Annual Report on Form 10-K/A filed with the Securities and Exchange Commission (SEC) on April 30, 2009.  For more information on Maguire Properties, visit our website at www.maguireproperties.com.

Debt:

As of March 31, 2009, approximately 84% of our outstanding debt is fixed (or swapped to a fixed rate) at a weighted average interest rate of approximately 5.7% with a weighted average remaining term of approximately six years.

Leasing Activities:

During the first quarter, new leases and renewals were executed for approximately 0.3 million square feet (including our pro rata share of our joint venture properties).  Cash rent on new leases completed during the quarter decreased 6% in our Effective Portfolio, compared to cash rents on those spaces immediately prior to their expiration, and GAAP rent decreased 2% compared to prior GAAP rents.  Leases totaling approximately 0.4 million square feet expired during the first quarter (including our pro rata share of our joint venture properties).

Development Activities:

We placed the Lantana East building in service during the first quarter of 2009. Lantana East is a 67,000 square foot office building located in Santa Monica, California and was 100% leased as of March 31, 2009.

Construction activities continued at 207 Goode during the first quarter of 2009.  Roofing activities are 100% complete, and interior work is 90% complete in common areas.  Elevator cabs were inspected and approved by the State.  Site work activities are approximately 90% complete.  We expect to complete construction of the building in mid-2009.  207 Goode is an eight-story, 189,000 square foot office building located in Glendale, California.

Orange County Asset Disposition Program:

On March 27, 2009, we announced we had completed the disposition of 18581 Teller located in Irvine, California to Allergan Sales, LLC.  The transaction is valued at approximately $22 million, which includes the buyer’s assumption of the $20.0 million mortgage loan on the property.  We received net proceeds of $1.8 million from this transaction, which we intend to use for general corporate purposes.  As a result of the assumption of the mortgage loan by the buyer, our Operating Partnership is relieved of its obligation as guarantor of the monthly debt service amount for this loan.

Impairment:

During the first quarter of 2009, we recorded a non-cash impairment charge totaling $23.5 million pursuant to Statement of Financial Accounting Standards No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, related to the writedown of 3161 Michelson to its estimated fair value, less estimated costs to sell, as of March 31, 2009.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

 Investor Information

355 South Grand Avenue, Suite 3300
Los Angeles, CA 90071
Tel. (213) 626-3300
Fax (213) 687-4758

Senior Management

Nelson C. Rising	President and Chief Executive Officer	Ted J. Bischak	Senior Vice President, Asset Management
Douglas J. Gardner	Executive Vice President, Operations	Robert P. Goodwin	Senior Vice President, Construction and Development
Mark T. Lammas	Executive Vice President, Investments	Peter K. Johnston	Senior Vice President, Leasing
Shant Koumriqian	Executive Vice President, Chief Financial Officer	Peggy M. Moretti	Senior Vice President, Investor and Public Relations
Jonathan L. Abrams	Senior Vice President, General Counsel and Secretary	Christopher C. Rising	Senior Vice President, Strategic Initiatives

Corporate

Investor Relations Contact: Peggy M. Moretti at (213) 613-4558
Please visit our corporate website at: www.maguireproperties.com

Transfer Agent	Timing
American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038 (718) 921-8201 www.amstock.com	Quarterly results for 2009 will be announced according to the following schedule:
	Second Quarter	August 2009
	Third Quarter	November 2009
	Fourth Quarter	March 2010

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

 Investor Information (continued)

Equity Research Coverage

Citigroup Global Markets Inc.	Michael Bilerman	(212) 816-1383
Credit Suisse	Steven Benyik	(212) 538-0239
Deutsche Bank Securities, Inc.	Vincent Chao	(212) 250-6799
Friedman, Billings, Ramsey & Co., Inc.	Wilkes J. Graham	(703) 312-9737
Goldman Sachs & Co.	Jay Haberman	(917) 343-4260
Green Street Advisors	Michael Knott	(949) 640-8780
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
Raymond James Associates	Paul Puryear	(727) 567-2253
RBC Capital Markets	Dave Rodgers	(440) 715-2647
Robert W. Baird & Company	David Aubuchon	(314) 863-4235
Stifel, Nicolaus & Co., Inc.	John Guinee	(443) 224-1307

Maguire Properties, Inc. is currently followed by the sell-side analysts listed above, with the exception of Green Street Advisors, which is an independent research firm.  This list may not be complete and is subject to change as firms add or delete coverage of our company.  Please note that any opinions, estimates or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Maguire Properties, Inc. or its management.  We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.  Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.  Various of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

  Common Stock Data

Our common stock is traded on the New York Stock Exchange under the symbol MPG. Selected information about our common stock for the past five quarters (based on NYSE prices) is as follows:

	2009	2008
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
High price	$3.12	$6.79	$16.32	$17.65	$29.90
Low price	$0.33	$1.03	$4.75	$11.83	$12.42
Closing price	$0.72	$1.46	$5.96	$12.17	$14.31
Dividends per share - annualized	$–	$–	$–	$–	$–
Closing dividend yield - annualized	(1)	(1)	(1)	(1)	(1)
Closing common shares and Operating Partnership units outstanding (in thousands)	54,656	54,650	54,559	54,655	54,610
Closing market value of common shares and Operating Partnership units outstanding (in thousands)	$39,352	$79,788	$325,173	$665,152	$781,457

Dividend Information:

Common Stock
Dividend amount per share	(1)	(1)	(1)	(1)	(1)
Declaration date
Record date
Payment date

Series A Preferred Stock
Dividend amount per share	(2)	(2)	$0.4766	$0.4766	$0.4766
Declaration date			September 18, 2008	June 24, 2008	April 1, 2008
Record date			October 10, 2008	July 11, 2008	April 11, 2008
Payment date			October 31, 2008	July 31, 2008	April 30, 2008
__________
(1)
The Board of Directors did not declare a dividend on our common stock for the quarters ended March 31, 2009 and December 31, September 30, June 30 and March 31, 2008.  There can be no assurance that we will make distributions on our common stock at historical levels or at all.

(2)
The Board of Directors did not declare a dividend on our Series A Preferred Stock during the three months ended April 30 and January 31, 2009. Dividends on our Series A Preferred Stock are cumulative, and therefore, will continue to accrue at an annual rate of $1.9064 per share.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

Consolidated Financial Results

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

  Financial Highlights
(unaudited and in thousands, except share, per share, percentage and ratio amounts)

	For the Three Months Ended
	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
Income Items:
Revenue (1)	$133,334	$137,201	$132,943	$135,292	$138,749
Straight line rent	3,614	2,981	3,949	3,809	3,290
Fair value lease revenue (2)	4,955	5,534	5,821	6,876	7,091
Lease termination fees	221	590	13	86	416
Office property operating margin (3)	61.6%	60.0%	60.1%	61.3%	61.4%

Net loss available to common stockholders	$(53,890)	$(96,305)	$(72,524)	$(110,628)	$(48,591)
Net loss available to common stockholders - basic and diluted	(1.13)	(2.02)	(1.52)	(2.32)	(1.03)

Funds from operations (FFO) available to common stockholders (4)	$(30,786)	$(42,180)	$(20,158)	$(56,383)	$(678)
FFO per share - basic (4)	(0.64)	(0.88)	(0.42)	(1.18)	(0.01)
FFO per share - diluted (4)	(0.64)	(0.88)	(0.42)	(1.18)	(0.01)
FFO per share before specified items - basic (4)	0.07	0.04	0.04	0.10	0.10
FFO per share before specified items - diluted (4)	0.07	0.04	0.04	0.09	0.10

Dividends declared per common share	$–	$–	$–	$–	$–
Dividends declared per preferred share (5)	–	–	0.4766	0.4766	0.4766

Ratios:
Interest coverage ratio (6)	1.11	0.40	0.70	0.14	1.01
Interest coverage ratio before specified items (7)	1.13	1.08	1.05	1.08	1.10
Fixed-charge coverage ratio (8)	1.02	0.37	0.65	0.13	0.94
Fixed-charge coverage ratio before specified items (9)	1.04	1.00	0.97	1.00	1.02

Capitalization:
Common stock price @ quarter end	$0.72	$1.46	$5.96	$12.17	$14.31

Total consolidated debt	$4,869,916	$4,882,809	$4,874,471	$5,052,546	$5,033,505
Preferred stock liquidation preference	250,000	250,000	250,000	250,000	250,000
Common equity value @ quarter end (10)	39,352	79,788	325,173	665,152	781,457
Total consolidated market capitalization	$5,159,268	$5,212,597	$5,449,644	$5,967,698	$6,064,962

Company share of MMO joint venture debt	161,268	161,420	161,566	161,707	161,846
Total combined market capitalization	$5,320,536	$5,374,017	$5,611,210	$6,129,405	$6,226,808

Total consolidated debt / total consolidated market capitalization	94.4%	93.7%	89.4%	84.7%	83.0%
Total combined debt / total combined market capitalization	94.6%	93.9%	89.7%	85.1%	83.4%
Total consolidated debt plus liquidation preference / total consolidated market capitalization	99.2%	98.5%	94.0%	88.9%	87.1%
Total combined debt plus liquidation preference / total combined market capitalization	99.3%	98.5%	94.2%	89.1%	87.5%

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

  Financial Highlights (continued)
(unaudited and in thousands, except share, per share, percentage and ratio amounts)

__________
(1)
Excludes revenue from discontinued operations of approximately $3 million, $3 million, $6 million, $9 million and $9 million for the three months ended March 31, 2009 and December 31, September 30, June 30 and March 31, 2008, respectively.

(2)	Represents the net adjustment for above- and below-market leases, which are being amortized over the remaining term of the respective leases from the date of acquisition.
(3)
Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance, real estate taxes and parking expenses) / (rental, tenant reimbursement and parking revenues).  Lease termination fees are reported as part of interest and other revenue in the consolidated statements of operations.

(4)	For a definition and discussion of FFO, see page 46. For a quantitative reconciliation of the differences between FFO and net income, see page 13.
(5)	Preferred dividends were declared for the three months ended October 31, July 31 and April 30, 2008, respectively.
(6)
Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $76,027, $28,970, $51,839, $10,806 and $76,028, respectively, divided by cash paid for interest of $68,288, $73,055, $73,547, $74,570 and $75,084, respectively.  For a discussion of EBITDA, see page 48.  For a quantitative reconciliation of the differences between EBITDA and net income, see page 15.

(7)
Calculated as Adjusted EBITDA of $77,218, $78,970, $76,899, $80,194 and $82,430, respectively, divided by cash paid for interest of $68,288, $73,055, $73,547, $74,570 and $75,084, respectively.  For a discussion of Adjusted EBITDA, see page 48.

(8)	Calculated as EBITDA of $76,027, $28,970, $51,839, $10,806 and $76,028, respectively, divided by fixed charges of $74,371, $79,166, $79,342, $80,150 and $80,529, respectively.
(9)	Calculated as Adjusted EBITDA of $77,218, $78,970, $76,899, $80,194 and $82,430, respectively, divided by fixed charges of $74,371, $79,166, $79,342, $80,150 and $80,529, respectively.
(10)
Assumes 100% conversion of the limited partnership units in the Operating Partnership into shares of our common stock.  Our limited partners have the right to redeem all or part of their Operating Partnership units at any time.  At the time of redemption, we have the right to determine whether to redeem the Operating Partnership units for cash, based upon the fair market value of an equivalent number of shares of our common stock at the time of redemption, or exchange them for shares of our common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distribution and similar

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

  Consolidated Balance Sheets
(unaudited and in thousands)

	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008

Assets
Investments in real estate	$5,024,534	$5,026,688	$5,219,538	$5,492,942	$5,490,807
Less: accumulated depreciation	(638,343)	(604,302)	(576,329)	(552,300)	(514,454)
	4,386,191	4,422,386	4,643,209	4,940,642	4,976,353

Cash, cash equivalents and restricted cash	256,558	280,166	351,246	308,382	345,384
Rents, deferred rents and other receivables, net	89,651	86,519	85,778	87,576	85,116
Deferred charges, net	176,916	184,156	193,384	207,202	217,291
Other assets	35,974	31,585	36,096	33,486	46,903
Investment in unconsolidated joint ventures	9,428	11,606	13,326	14,886	16,759
Assets associated with real estate held for sale	161,668	182,597	–	–	–
Total assets	$5,116,386	$5,199,015	$5,323,039	$5,592,174	$5,687,806

Liabilities, noncontrolling interest and stockholders' (deficit) equity
Mortgage and other secured loans	$4,704,696	$4,714,090	$4,874,471	$5,052,546	$5,033,505
Dividends and distributions payable	–	–	3,177	3,177	–
Accounts payable, accrued interest payable and other liabilities	194,062	221,066	214,119	212,558	215,632
Acquired below-market leases, net	104,359	112,173	119,895	135,268	145,365
Obligations associated with real estate held for sale	169,929	171,348	–	–	–
Total liabilities	5,173,046	5,218,677	5,211,662	5,403,549	5,394,502

Redeemable noncontrolling interest in Maguire Properties, L.P.	4,806	9,745	–	–	4,904

Stockholders' (deficit) equity
Common and preferred stock and additional paid-in capital	698,377	696,840	695,361	695,206	695,235
Accumulated deficit and dividends	(721,229)	(671,757)	(563,478)	(490,954)	(377,149)
Accumulated other comprehensive loss, net	(38,614)	(54,490)	(20,506)	(15,627)	(29,686)
Total stockholders' (deficit) equity	(61,466)	(29,407)	111,377	188,625	288,400
Total liabilities, noncontrolling interest and stockholders' (deficit) equity	$5,116,386	$5,199,015	$5,323,039	$5,592,174	$5,687,806

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

  Consolidated Statements of Operations
(unaudited and in thousands, except share and per share data)

	For the Three Months Ended
	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
Revenue:
Rental	$84,079	$83,933	$82,216	$83,963	$84,520
Tenant reimbursements	27,849	29,840	27,861	26,034	28,217
Hotel operations	4,994	6,448	6,301	6,986	6,881
Parking	13,088	13,359	12,896	13,241	13,673
Management, leasing and development services	2,030	1,305	1,518	1,857	1,957
Interest and other	1,294	2,316	2,151	3,211	3,501
Total revenue	133,334	137,201	132,943	135,292	138,749

Expenses:
Rental property operating and maintenance	30,889	33,383	32,505	30,746	32,143
Hotel operating and maintenance	3,449	4,021	4,102	4,567	4,415
Real estate taxes	13,059	13,257	12,439	13,413	12,839
Parking	4,070	4,180	4,092	3,594	3,769
General and administrative	8,264	8,038	9,052	27,071	16,674
Other expense	1,504	1,359	1,574	1,405	1,528
Depreciation and amortization	45,355	44,230	44,814	45,759	47,406
Interest	79,891	67,327	63,402	62,309	63,922
Loss from early extinguishment of debt	–	–	1,463	–	–
Total expenses	186,481	175,795	173,443	188,864	182,696

Loss from continuing operations before equity in net
loss of unconsolidated joint venture and gain on sale of real estate	(53,147)	(38,594)	(40,500)	(53,572)	(43,947)
Equity in net loss of unconsolidated joint venture	(1,739)	(330)	(98)	(388)	(276)
Gain on sale of real estate	20,350	–	–	–	–
Loss from continuing operations	(34,536)	(38,924)	(40,598)	(53,960)	(44,223)

Discontinued Operations:
Loss from discontinued operations before gain on sale of real estate	(24,254)	(52,615)	(27,160)	(58,766)	(7,092)
Gain on sale of real estate	2,170	–	–	–	–
Loss from discontinued operations	(22,084)	(52,615)	(27,160)	(58,766)	(7,092)

Loss before redeemable noncontrolling interest	(56,620)	(91,539)	(67,758)	(112,726)	(51,315)
Redeemable noncontrolling interest in loss of consolidated entity	7,496	–	–	6,864	7,490

Net loss attributable to common stockholders	(49,124)	(91,539)	(67,758)	(105,862)	(43,825)
Preferred stock dividends	(4,766)	(4,766)	(4,766)	(4,766)	(4,766)

Net loss available to common stockholders	$(53,890)	$(96,305)	$(72,524)	$(110,628)	$(48,591)

Basic and diluted loss per common share:
Loss from continuing operations	$(0.72)	$(0.92)	$(0.95)	$(1.16)	$(0.90)
Loss from discontinued operations	(0.41)	(1.10)	(0.57)	(1.16)	(0.13)
Net loss available to common stockholders per common share	$(1.13)	$(2.02)	$(1.52)	$(2.32)	$(1.03)
Weighted average number of common shares outstanding	47,788,028	47,777,101	47,773,575	47,615,421	46,982,531

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

 Consolidated Statements of Discontinued Operations
(unaudited and in thousands)

	For the Three Months Ended
	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
Revenue:
Rental	$2,509	$2,565	$5,105	$7,272	$7,638
Tenant reimbursements	(10)	5	786	582	549
Parking	170	136	410	654	537
Interest and other	1	271	56	104	236
Total revenue	2,670	2,977	6,357	8,612	8,960

Expenses:
Rental property operating and maintenance	576	604	1,789	2,481	2,622
Real estate taxes	312	(41)	1,078	1,463	1,405
Parking	398	483	550	630	496
Depreciation and amortization	255	1,921	2,153	5,268	5,702
Impairment of long-lived assets	23,500	50,000	21,796	51,898	–
Interest	1,672	2,625	4,350	5,638	5,827
Loss from early extinguishment of debt	211	–	1,801	–	–
Total expenses	26,924	55,592	33,517	67,378	16,052

Loss from discontinued operations before gain on sale of real estate	(24,254)	(52,615)	(27,160)	(58,766)	(7,092)
Gain on sale of real estate	2,170	–	–	–	–
Loss from discontinued operations	$(22,084)	$(52,615)	$(27,160)	$(58,766)	$(7,092)

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

MMO Unconsolidated Joint Venture Statements of Operations
(unaudited and in thousands)

	For the Three Months Ended
	March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008

Revenue:
Rental	$20,389	$21,445	$22,562	$21,888	$22,110
Tenant reimbursements	6,439	6,579	6,684	5,148	6,972
Parking	2,035	2,041	2,210	2,318	2,232
Interest and other	27	85	2,422	48	66
Total revenue	28,890	30,150	33,878	29,402	31,380

Expenses:
Rental property operating and maintenance	6,305	7,049	6,467	6,309	6,119
Real estate taxes	3,441	2,419	3,298	2,034	3,815
Parking	422	445	422	424	449
Depreciation and amortization	16,560	11,018	13,375	11,884	11,514
Interest	10,809	11,008	11,014	10,907	10,917
Other	1,247	1,370	1,359	1,566	1,255
Total expenses	38,784	33,309	35,935	33,124	34,069

Net loss	$(9,894)	$(3,159)	$(2,057)	$(3,722)	$(2,689)

Company share	$(1,979)	$(631)	$(412)	$(744)	$(538)
Intercompany eliminations	240	301	314	356	262

Equity in net loss of unconsolidated joint venture	$(1,739)	$(330)	$(98)	$(388)	$(276)

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

 Funds from Operations
(unaudited and in thousands, except share and per share data)

		For the Three Months Ended
		March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008

Reconciliation of net loss to funds from operations:

Net loss available to common stockholders		$(53,890)	$(96,305)	$(72,524)	$(110,628)	$(48,591)

Add:	Depreciation and amortization of real estate assets	45,526	46,052	46,881	50,888	52,995
	Depreciation and amortization of real estate assets - unconsolidated joint venture (1)	3,312	2,204	2,675	2,377	2,303
	Redeemable noncontrolling interest in loss of consolidated entity	(7,496)	–	–	(6,864)	(7,490)
Deduct:	Gain on sale of real estate	22,520	–	–	–	–

Funds from operations available to common stockholders and unit holders (FFO) (2)		$(35,068)	$(48,049)	$(22,968)	$(64,227)	$(783)

Company share of FFO (3)		$(30,786)	$(42,180)	$(20,158)	$(56,383)	$(678)

FFO per share - basic		$(0.64)	$(0.88)	$(0.42)	$(1.18)	$(0.01)
FFO per share - diluted		$(0.64)	$(0.88)	$(0.42)	$(1.18)	$(0.01)

Weighted average number of common shares outstanding - basic		47,788,028	47,777,101	47,773,575	47,615,421	46,982,531
Weighted average number of common and common equivalent shares outstanding - diluted		47,788,795	47,777,868	47,778,955	47,875,984	47,026,291
Weighted average diluted shares and units		54,463,368	54,452,441	54,453,528	54,550,557	54,319,693

Reconciliation of FFO to FFO before specified items: (2)

FFO available to common stockholders and unit holders (FFO)		$(35,068)	$(48,049)	$(22,968)	$(64,227)	$(783)
Add:	Loss from early extinguishment of debt included in continuing operations	–	–	1,463	–	–
	Loss from early extinguishment of debt included in discontinued operations	211	–	1,801	–	–
	Unrealized loss on forward-starting interest rate swap	15,255	–	–	–	–
	Impairment of long-lived assets included in discontinued operations	23,500	50,000	21,796	51,898	–
	Costs associated with strategic alternatives and management changes	–	–	–	17,490	6,402
FFO before specified items		$3,898	$1,951	$2,092	$5,161	$5,619

Company share of FFO before specified items (3)		$3,422	$1,713	$1,836	$4,531	$4,869

FFO per share before specified items - basic		$0.07	$0.04	$0.04	$0.10	$0.10
FFO per share before specified items - diluted		$0.07	$0.04	$0.04	$0.09	$0.10
__________
(1)	Amount represents our 20% ownership interest in the MMO joint venture.
(2)	For the definition and discussion of FFO and FFO before specified items, see page 46.
(3)
Based on a weighted average interest in our Operating Partnership of approximately 87.8% for the three months ended March 31, 2009 and December 31, September 30 and June 30, 2008, and 86.6% for the three months ended March 31, 2008.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

 Adjusted Funds from Operations (1)
(unaudited and in thousands)

		For the Three Months Ended
		March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008

FFO		$(35,068)	$(48,049)	$(22,968)	$(64,227)	$(783)
Add:	Non-real estate depreciation	84	99	86	1,711	113
	Straight line ground lease expense	511	51	620	582	609
	Amortization of deferred financing costs	2,259	2,243	1,790	2,085	3,597
	Unrealized loss on forward-starting interest rate swap	15,255	–	–	–	–
	Non-cash stock compensation	1,500	1,443	1,385	(93)	2,266
	Impairment of long-lived assets	23,500	50,000	21,796	51,898	–
	Loss from early extinguishment of debt (2)	211	–	3,264	–	–

Deduct:	Straight line rent	4,094	3,784	4,909	4,281	3,713
	Fair value lease revenue	5,057	5,643	6,457	7,972	8,267
	Capitalized payments (3)	4,877	5,520	7,137	8,664	8,852
	Non-recoverable capital expenditures (4)	1,077	620	2,959	2,523	4,470
	Recoverable capital expenditures	90	704	145	56	292
	Hotel improvements, equipment upgrades and replacements	113	290	254	111	45
	2nd generation tenant improvements and leasing commissions (5), (6)	2,336	7,878	3,614	6,617	3,530
	MMO joint venture AFFO adjustments	611	532	638	610	418

Adjusted funds from operations (AFFO)		$(10,003)	$(19,184)	$(20,140)	$(38,878)	$(23,785)
__________
(1)	For the definition and computation method of AFFO, see page 47. For a quantitative reconciliation of the differences between AFFO and cash flows from operating activities, see page 15.
(2)
The three months ended September 30, 2008 includes approximately $2 million in losses from early extinguishment of debt attributable to discontinued operations and approximately $1 million related to the termination of the $130.0 million revolving credit facility.

(3)	Includes capital lease principal payments, regular principal payments required to service our debt, capitalized leasing and development payroll, and capitalized interest.
(4)
Excludes $2.8 million and $3.3 million of non-recoverable capital expenditures for the three months ended June 30 and March 31, 2008, respectively, as a result of discretionary renovation costs at KPMG Tower.  Excludes $0.3 million of non-recoverable capital expenditures for the three months ended March 31, 2008 as a result of planned renovation at Lantana Media Campus.

(5)
Excludes 1st generation tenant improvements and leasing commissions of $1.4 million, $6.2 million, $0.4 million, $0.4 million and $1.1 million for the three months ended March 31, 2009 and December 31, September 30, June 30 and March 31, 2008, respectively.

(6)
Excludes tenant improvements and leasing commissions paid using cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $4.7 million, $6.2 million, $5.5 million, $12.7 million and $11.3 million for the three months ended March 31, 2009 and December 31, September 30, June 30 and March 31, 2008, respectively.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

Reconciliation of Earnings before Interest, Taxes and Depreciation and Amortization (1) and Adjusted Funds from Operations (2)
(unaudited and in thousands)

		For the Three Months Ended
		March 31, 2009	December 31, 2008	September 30, 2008	June 30, 2008	March 31, 2008
Reconciliation of net loss to earnings before interest, taxes and depreciation and amortization (EBITDA):

Net loss		$(49,124)	$(91,539)	$(67,758)	$(105,862)	$(43,825)
Add:	Redeemable noncontrolling interest in loss of consolidated entity	(7,496)	–	–	(6,864)	(7,490)
	Interest expense (3)	81,563	69,952	67,752	67,947	69,749
	Company share of interest expense included in unconsolidated joint venture	2,162	2,202	2,203	2,181	2,183
	Depreciation and amortization (4)	45,610	46,151	46,967	51,027	53,108
	Company share of depreciation and amortization included in unconsolidated joint venture	3,312	2,204	2,675	2,377	2,303

EBITDA		$76,027	$28,970	$51,839	$10,806	$76,028

EBITDA		$76,027	$28,970	$51,839	$10,806	$76,028
Add:	Loss from early extinguishment of debt included in continuing operations	–	–	1,463	–	–
	Loss from early extinguishment of debt included in discontinued operations	211	–	1,801	–	–
	Impairment of long-lived assets included in discontinued operations	23,500	50,000	21,796	51,898	–
	Costs associated with strategic alternatives and management changes	–	–	–	17,490	6,402
Deduct:	Gain on sale of real estate included in continuing operations	20,350	–	–	–	–
	Gain on sale of real estate included in discontinued operations	2,170	–	–	–	–

Adjusted EBITDA		$77,218	$78,970	$76,899	$80,194	$82,430

Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):

Cash flows from operating activities		$(8,252)	$(26,978)	$(7,588)	$4,109	$(12,201)
Changes in other assets and liabilities		1,865	17,286	(5,580)	(33,680)	(3,247)
Non-recoverable capital expenditures		(1,077)	(620)	(2,959)	(2,523)	(4,470)
Recoverable capital expenditures		(90)	(704)	(145)	(56)	(292)
Hotel improvements, equipment upgrades and replacements		(113)	(290)	(254)	(111)	(45)
2nd generation tenant improvements and leasing commissions (5), (6)		(2,336)	(7,878)	(3,614)	(6,617)	(3,530)

AFFO		$(10,003)	$(19,184)	$(20,140)	$(38,878)	$(23,785)
__________
(1)	For the definition and discussion of EBITDA and Adjusted EBITDA, see page 48.
(2)	For the definition and discussion of AFFO, see page 47.
(3)
Includes interest expense of $1.7 million, $2.6 million, $4.4 million, $5.6 million and $5.8 million for the three months ended March 31, 2009 and December 31, September 30, June 30 and March 31, 2008, respectively, related to discontinued operations.

(4)
Includes depreciation and amortization of $0.3 million, $1.9 million, $2.2 million, $5.3 million and $5.7 million for the three months ended March 31, 2009 and December 31, September 30, June 30 and March 31, 2008, respectively, related to discontinued operations.

(5)
Excludes 1st generation tenant improvements and leasing commissions of $1.4 million, $6.2 million, $0.4 million, $0.4 million and $1.1 million for the three months ended March 31, 2009 and December 31, September 30, June 30 and March 31, 2008, respectively.

(6)
Excludes tenant improvements and leasing commissions paid by cash reserves that were funded through loan proceeds upon acquisition or debt refinancing of $4.7 million, $6.2 million, $5.5 million, $12.7 million and $11.3 million for the three months ended March 31, 2009 and December 31, September 30, June 30 and March 31, 2008, respectively.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

Capital Structure

Debt
(in thousands)
		Balance as of
		March 31, 2009

Mortgage and other secured loans (including mortgage associated with real estate held for sale)		$4,869,916
Company share of MMO joint venture debt		161,268
Total combined debt		$5,031,184

Equity
(in thousands)

	Shares Outstanding	Total Liquidation Preference

Preferred stock	10,000	$250,000
	Shares & Units Outstanding	Market Value (1)

Common stock	47,981	$34,546

Operating Partnership units	6,675	4,806
Total common equity	54,656	$39,352

Total consolidated market capitalization		$5,159,268

Total combined market capitalization (2)		$5,320,536
__________
(1)	Value based on the New York Stock Exchange closing price of $0.72 on March 31, 2009.
(2)	Includes our share of Maguire Macquarie Office ("MMO") joint venture debt.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

Debt Summary
(in thousands, except percentages)

	Maturity Date	Principal Balance as of March 31, 2009	% of Debt	Interest Rate as of March 31, 2009 (1)
Floating-Rate Debt

Repurchase facility (2)	May 1, 2011	$33,706	0.69%	2.25%

Construction Loans:
3161 Michelson (3)	September 28, 2009	165,220	3.39%	3.50%
Lantana Media Campus (4)	June 13, 2009	83,316	1.71%	3.50%
17885 Von Karman	June 30, 2010	24,154	0.50%	5.50%
2385 Northside Drive	August 6, 2010	15,344	0.32%	5.50%
207 Goode (5)	May 1, 2010	15,203	0.31%	2.30%
Total construction loans		303,237	6.23%	3.70%

Variable-Rate Mortgage Loans:
Griffin Towers (6)	May 1, 2010	125,000	2.57%	6.50%
Plaza Las Fuentes (7)	September 29, 2010	99,500	2.04%	3.75%
500-600 City Parkway (8)	May 9, 2010	99,255	2.04%	1.85%
Brea Corporate Place (9)	May 1, 2010	70,468	1.45%	2.45%
Brea Financial Commons (9)	May 1, 2010	38,532	0.79%	2.45%
Total variable-rate mortgage loans		432,755	8.89%	3.78%

Variable-Rate Swapped to Fixed-Rate:
KPMG Tower (10)	October 9, 2012	400,000	8.21%	7.16%
207 Goode (5)	May 1, 2010	25,000	0.51%	7.36%
Total variable-rate swapped to fixed-rate loans		425,000	8.72%	7.18%
Total floating-rate debt		1,194,698	24.53%	4.93%

Fixed-Rate Debt
Wells Fargo Tower	April 6, 2017	550,000	11.29%	5.68%
Two California Plaza (11)	May 6, 2017	466,331	9.58%	5.50%
Gas Company Tower	August 11, 2016	458,000	9.40%	5.10%
Pacific Arts Plaza	April 1, 2012	270,000	5.54%	5.15%
777 Tower (11)	November 1, 2013	269,997	5.54%	5.84%
US Bank Tower	July 1, 2013	260,000	5.34%	4.66%
550 South Hope Street (11)	May 6, 2017	198,491	4.09%	5.67%
Park Place I	November 1, 2014	170,000	3.49%	5.64%
City Tower (11)	May 10, 2017	139,839	2.87%	5.85%
Glendale Center	August 11, 2016	125,000	2.57%	5.82%
500 Orange Tower (11)	May 6, 2017	109,154	2.24%	5.88%
2600 Michelson (11)	May 10, 2017	109,128	2.24%	5.69%
Park Place II	March 11, 2012	98,921	2.03%	5.39%
Stadium Towers Plaza (11)	May 11, 2017	99,237	2.04%	5.78%
Lantana Media Campus	January 6, 2010	98,000	2.01%	4.94%
801 North Brand	April 6, 2015	75,540	1.55%	5.73%
Mission City Corporate Center	April 1, 2012	52,000	1.08%	5.09%
The City - 3800 Chapman	May 6, 2017	44,370	0.91%	5.93%
701 North Brand	October 1, 2016	33,750	0.69%	5.87%
700 North Central	April 6, 2015	27,460	0.56%	5.73%
Griffin Towers Senior Mezzanine	May 1, 2011	20,000	0.41%	13.00%
Total fixed-rate debt		3,675,218	75.47%	5.51%

Total consolidated debt		4,869,916	100.00%	5.37%

Less: mortgage loan associated with real estate held for sale		(165,220)
Total debt - continuing operations		$4,704,696

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

Debt Summary (continued)
(in thousands, except percentages)

__________
(1)
The March 31, 2009 one-month LIBOR rate of 0.50% was used to calculate interest on the variable-rate loans, except for the 17885 Von Karman and 2385 Northside Drive construction loans which were calculated using the floor interest rate under the loan agreements of 5.50%.

(2)	This loan bears interest at a variable rate of (i) LIBOR plus 1.75% for the first year, (ii) LIBOR plus 2.75% for the second year and (iii) LIBOR plus 3.75% for the third year.
(3)
As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 5.50% for 75.0% of the maximum loan balance during the loan term, excluding extension periods.  Two one-year extensions are available at our option, subject to certain conditions. As of March 31, 2009, our 3161 Michelson property is classified as held for sale.

(4)	One one-year extension is available at our option, subject to certain conditions.
(5)
This loan bears interest at a rate of LIBOR plus 1.80%.  We have entered into an interest rate swap agreement to hedge this loan up to $25.0 million, which effectively fixes the LIBOR rate at 5.564%.  One one-year extension is available at our option, subject to certain conditions.

(6)
This loan bears interest at a rate of the greater of LIBOR or 3.00%, plus 3.50%.  As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 5.00% during the loan term, excluding the extension period.  One one-year extension is available at our option, subject to certain conditions.

(7)
As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 4.75% during the loan term, excluding extension periods.  Three one-year extensions are available at our option, subject to certain conditions.

(8)
As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 6.00% during the loan term, excluding extension periods.  Two one-year extensions are available at our option, subject to certain conditions.

(9)
As required by the loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 6.50% during the loan term, excluding extension periods.  Two one-year extensions are available at our option, subject to certain conditions.

(10)	This loan bears interest at a rate of LIBOR plus 1.60%. We have entered into an interest rate swap agreement to hedge this loan, which effectively fixes the LIBOR rate at 5.564%.
(11)	These loans are reflected net of the related debt discount. At March 31, 2009, the discount for all loans referenced totals approximately $11 million.

Maguire Properties, Inc.
Washington Mutual IrvineSupplemental Operating and Financial Data
First Quarter 2009

MMO Joint Venture Debt Summary
 (in thousands, except percentages)

	Maturity Date	Principal Balance as of March 31, 2009	% of Debt	Interest Rate as of March 31, 2009

Fixed-Rate Debt
Wells Fargo Center (Denver, CO)	April 6, 2015	$276,000	34.23%	5.26%
One California Plaza (1)	December 1, 2010	141,754	17.58%	4.73%
San Diego Tech Center (2)	April 11, 2015	135,673	16.82%	5.70%
Quintana Campus (1)	December 11, 2011	105,917	13.14%	5.07%
Cerritos Corporate Center	February 1, 2016	95,000	11.78%	5.54%
Stadium Gateway	February 1, 2016	52,000	6.45%	5.66%
Total fixed-rate debt		806,344	100.00%	5.27%

Total joint venture debt		$806,344	100.00%	5.27%

Our portion of joint venture debt (3)		$161,268
__________
(1)	These loans are reflected net of the related discount. At March 31, 2009, the total discount for all loans referenced totals approximately $1 million.
(2)	This loan includes the related premium of approximately $3 million as March 31, 2009.
(3)	We own 20% of the MMO joint venture.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

Debt Maturities
(in thousands, except percentages)

	2009	2010	2011	2012	2013	Thereafter	Total
Floating-Rate Debt

Repurchase facility	$8,706	$10,000	$15,000	$–	$–	$–	$33,706

Construction Loans:
3161 Michelson (1), (2)	165,220	–	–	–	–	–	165,220
Lantana Media Campus (3)	83,316	–	–	–	–	–	83,316
17885 Von Karman	–	24,154	–	–	–	–	24,154
2385 Northside Drive	–	15,344	–	–	–	–	15,344
207 Goode (3)	–	15,203	–	–	–	–	15,203
Total construction loans	248,536	54,701	–	–	–	–	303,237

Variable-Rate Mortgage Loans:
Griffin Towers (3)	–	125,000	–	–	–	–	125,000
Plaza Las Fuentes (4)	900	98,600	–	–	–	–	99,500
500-600 City Parkway (1)	–	99,255	–	–	–	–	99,255
Brea Corporate Place (1)	–	70,468	–	–	–	–	70,468
Brea Financial Commons (1)	–	38,532	–	–	–	–	38,532
Total variable-rate mortgage loans	900	431,855	–	–	–	–	432,755

Variable-Rate Swapped to Fixed-Rate:
KPMG Tower	–	–	–	400,000	–	–	400,000
207 Goode (3)	–	25,000	–	–	–	–	25,000

Total variable-rate swapped to fixed-rate loans	–	25,000	–	400,000	–	–	425,000
Total floating-rate debt	258,142	521,556	15,000	400,000	–	–	1,194,698

Fixed-Rate Debt
Wells Fargo Tower (Los Angeles, CA)	–	–	–	–	–	550,000	550,000
Two California Plaza	–	–	–	–	–	470,000	470,000
Gas Company Tower	–	–	–	–	–	458,000	458,000
777 Tower	–	–	–	–	273,000	–	273,000
Pacific Arts Plaza	–	–	–	270,000	–	–	270,000
US Bank Tower	–	–	–	–	260,000	–	260,000
550 South Hope Street	–	–	–	–	–	200,000	200,000
Park Place I	–	2,232	2,361	2,498	2,642	160,267	170,000
City Tower	–	–	–	–	–	140,000	140,000
Glendale Center	–	–	–	–	–	125,000	125,000
500 Orange Tower	–	–	–	–	–	110,000	110,000
2600 Michelson	–	–	–	–	–	110,000	110,000
Stadium Towers Plaza	–	–	–	–	–	100,000	100,000
Park Place II	919	1,266	1,266	95,470	–	–	98,921
Lantana Media Campus	–	98,000	–	–	–	–	98,000
801 North Brand	–	–	–	–	–	75,540	75,540
Mission City Corporate Center	–	–	–	52,000	–	–	52,000
The City - 3800 Chapman	–	–	–	–	–	44,370	44,370
701 North Brand	–	–	–	–	–	33,750	33,750
700 North Central	–	–	–	–	–	27,460	27,460
Griffin Towers Senior Mezzanine	–	–	20,000	–	–	–	20,000
Total fixed-rate debt	919	101,498	23,627	419,968	535,642	2,604,387	3,686,041

Total consolidated debt	259,061	623,054	38,627	819,968	535,642	2,604,387	4,880,739

Debt discount	–	–	–	–	(3,003)	(7,820)	(10,823)

Total consolidated debt, net of discount	259,061	623,054	38,627	819,968	532,639	2,596,567	4,869,916
Less: mortgage loan associated with real estate held for sale	(165,220)	–	–	–	–	–	(165,220)

Total debt - continuing operations	$93,841	$623,054	$38,627	$819,968	$532,639	$2,596,567	$4,704,696

Weighted average interest rate	3.47%	4.16%	8.13%	6.16%	5.27%	5.58%	5.37%
__________
(1)	Two one-year extensions are available at our option, subject to certain conditions.
(2)	As of March 31, 2009, our 3161 Michelson property is classified as held for sale.
(3)	One one-year extension is available at our option, subject to certain conditions.
(4)	Three one-year extensions are available at our option, subject to certain conditions.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

 MMO Joint Venture Debt Maturities
(in thousands, except percentages)

	2009	2010	2011	2012	2013	Thereafter	Total

Fixed-Rate Debt
Wells Fargo Center (Denver, CO)	$–	$–	$–	$–	$–	$276,000	$276,000
One California Plaza	2,228	140,202	–	–	–	–	142,430
San Diego Tech Center	–	–	–	–	–	133,000	133,000
Quintana Campus	–	–	106,000	–	–	–	106,000
Cerritos Corporate Center	–	–	1,054	1,330	1,406	91,210	95,000
Stadium Gateway	–	–	–	–	–	52,000	52,000
	2,228	140,202	107,054	1,330	1,406	552,210	804,430

Debt premium, net of discount	–	(675)	(83)	–	–	2,672	1,914

Total joint venture debt	$2,228	$139,527	$106,971	$1,330	$1,406	$554,882	$806,344

Weighted average interest rate	4.73%	4.73%	5.07%	5.54%	5.54%	5.45%	5.27%

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

Portfolio Data

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

 Same Store Analysis
(unaudited and in thousands, except percentages)

	For the Three Months Ended March 31, (1)
	2009	2008	% Change
Total Same Store Portfolio
Number of properties	26	26
Square feet as of March 31	15,179,279	15,147,398
Percentage of wholly-owned Office Portfolio	94.0%	95.2%
Weighted average leased percentage (2)	80.3%	82.2%

GAAP
Breakdown of Net Operating Income:
Operating revenue	$124,074	$129,971	(4.5)%	(3)
Operating expenses	47,609	48,979	(2.8)%
Other expense	1,264	1,339	(5.6)%
Net operating income	$75,201	$79,653	(5.6)%

CASH BASIS
Breakdown of Net Operating Income:
Operating revenue	$116,759	$119,591	(2.4)%	(4)
Operating expenses	47,609	48,979	(2.8)%
Other expense	743	737	0.8%
Net operating income	$68,407	$69,875	(2.1)%
__________
(1)
Properties included in the Same Store analysis are the properties in our Office Portfolio, with the exception of our joint venture properties, the 1920 and 2010 Main Plaza and City Plaza properties that were disposed of during 2008, the 18581 Teller property that was disposed of during first quarter 2009, the Lantana South building, which was placed in service in fourth quarter 2008, the Lantana East building, which was placed in service in first quarter 2009, and 3161 Michelson, which was classified as held for sale as of March 31, 2009.

(2)	Represents weighted average leased amounts for the Same Store portfolio.
(3)	Decrease primarily due to lower fair value lease revenue, parking and interest income during 2009.
(4)	Decrease primarily due to lower parking and interest income during 2009.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

 Portfolio Overview

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Office Properties
Los Angeles County
Los Angeles Central Business District:
Gas Company Tower	1	18	1991	100%	1,323,651	1,323,651	6.50%	92.1%	$34,516,171	$34,516,171	$28.32
US Bank Tower	1	51	1989	100%	1,412,351	1,412,351	6.93%	65.1%	24,287,390	24,287,390	26.40
Wells Fargo Tower	2	63	1982	100%	1,396,121	1,396,121	6.85%	93.7%	27,325,678	27,325,678	20.89
Two California Plaza	1	63	1992	100%	1,327,607	1,327,607	6.52%	92.6%	24,421,338	24,421,338	19.87
KPMG Tower	1	22	1983	100%	1,143,654	1,143,654	5.61%	93.8%	24,213,259	24,213,259	22.56
777 Tower	1	36	1991	100%	1,010,206	1,010,206	4.96%	91.9%	19,256,315	19,256,315	20.74
550 South Hope Street	1	42	1991	100%	566,355	566,355	2.78%	87.7%	8,546,794	8,546,794	17.21
One California Plaza	1	30	1985	20%	994,609	198,922	4.88%	77.1%	15,661,340	3,132,268	20.43
Total LACBD Submarket	9	325			9,174,554	8,378,867	45.03%	86.5%	178,228,285	165,699,213	22.45

Tri-Cities Submarket:
Glendale Center	2	4	1973/1996	100%	387,545	387,545	1.90%	100.0%	8,649,073	8,649,073	22.32
801 North Brand	1	30	1987	100%	282,770	282,770	1.39%	83.1%	4,615,195	4,615,195	19.64
701 North Brand	1	13	1978	100%	131,129	131,129	0.64%	100.0%	2,268,850	2,268,850	17.30
700 North Central	1	19	1979	100%	134,168	134,168	0.66%	96.7%	2,041,376	2,041,376	15.73
Plaza Las Fuentes	3	9	1989	100%	192,958	192,958	0.94%	100.0%	5,150,237	5,150,237	26.69
Total Tri-Cities Submarket	8	75			1,128,570	1,128,570	5.54%	95.4%	22,724,731	22,724,731	21.11

Santa Monica Professional and Entertainment Submarket:
Lantana Media Campus	5	27	1989/2001/2008/2009	100%	531,373	531,373	2.61%	84.4%	19,663,429	19,663,429	43.87
Total Entertainment Submarket	5	27			531,373	531,373	2.61%	84.4%	19,663,429	19,663,429	43.87

Cerritos Office Submarket:
Cerritos - Phase I	1	1	1999	20%	221,968	44,394	1.09%	100.0%	5,982,037	1,196,408	26.95
Cerritos - Phase II	1	-	2001	20%	104,567	20,913	0.51%	100.0%	2,482,421	496,484	23.74
Total Cerritos Submarket	2	1			326,535	65,307	1.60%	100.0%	8,464,458	1,692,892	25.92

Total Los Angeles County	24	428			11,161,032	10,104,117	54.78%	87.7%	$229,080,903	$209,780,265	$23.40

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

 Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Office Properties
Orange County
John Wayne Airport Submarket:
Park Place	8	35	1977/2002	100%	1,787,559	1,787,559	8.77%	60.2%	$18,195,281	$18,195,281	$16.92
3161 Michelson	1	5	2007	100%	532,141	532,141	2.61%	62.0%	10,067,594	10,067,594	30.50
2600 Michelson	1	29	1986	100%	308,195	308,195	1.51%	76.4%	4,880,456	4,880,456	20.73
Quintana Campus	4	2	1989/2004	20%	414,595	82,919	2.03%	42.2%	2,756,232	551,246	15.76
17885 Von Karman Avenue	1	-	2008	100%	151,370	151,370	0.74%	0.0%	-	-	-
Total Airport Submarket	15	71			3,193,860	2,862,184	15.68%	56.9%	35,899,563	33,694,577	19.77

Costa Mesa Submarket:
Griffin Towers	2	36	1987	100%	544,020	544,020	2.67%	64.7%	5,826,424	5,826,424	16.56
Pacific Arts Plaza	8	40	1982	100%	786,151	786,151	3.86%	76.0%	13,296,881	13,296,881	22.27
Total Costa Mesa Submarket	10	76			1,330,171	1,330,171	6.53%	71.3%	19,123,305	19,123,305	20.15

Central Orange Submarket:
3800 Chapman	1	1	1984	100%	157,231	157,231	0.77%	63.4%	2,159,701	2,159,701	21.66
500-600 City Parkway	3	12	1978	100%	457,770	457,770	2.25%	26.8%	1,924,357	1,924,357	15.67
City Tower	1	25	1988	100%	412,033	412,033	2.02%	78.9%	7,200,734	7,200,734	22.15
500 Orange Tower	3	34	1987	100%	334,998	334,998	1.64%	78.5%	5,257,136	5,257,136	20.00
Stadium Towers Plaza	1	25	1988	100%	258,358	258,358	1.27%	59.0%	3,143,466	3,143,466	20.63
Stadium Gateway	1	7	2001	20%	272,826	54,565	1.34%	79.0%	4,690,046	938,009	21.75
Total Central Orange Submarket	10	104			1,893,216	1,674,955	9.29%	62.2%	24,375,440	20,623,403	20.68

Other:
Brea Corporate Place	2	18	1987	100%	328,996	328,996	1.61%	55.0%	3,089,883	3,089,883	17.08
Brea Financial Commons	3	2	1987	100%	165,540	165,540	0.81%	90.7%	2,845,219	2,845,219	18.96
130 State College	1	1	1983	100%	42,884	42,884	0.21%	100.0%	614,957	614,957	14.34
Total Other	6	21			537,420	537,420	2.64%	69.6%	6,550,059	6,550,059	17.52

Total Orange County	41	272			6,954,667	6,404,730	34.13%	62.1%	$85,948,367	$79,991,345	$19.91

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)

Office Properties
San Diego County

Sorrento Mesa Submarket:
San Diego Tech Center	11	26	1984/1986	20%	645,934	129,187	3.17%	93.7%	$12,546,474	$2,509,295	$20.72
Total Sorento Mesa Submarket	11	26			645,934	129,187	3.17%	93.7%	12,546,474	2,509,295	20.72

Mission Valley Submarket:
Mission City Corporate Center	3	14	1990	100%	190,634	190,634	0.94%	86.9%	4,081,007	4,081,007	24.63
2385 Northside Drive	1	1	2008	100%	88,795	88,795	0.44%	51.7%	798,288	798,288	17.37
Total Mission Valley Submarket	4	15			279,429	279,429	1.37%	75.7%	4,879,295	4,879,295	23.06

Total San Diego County	15	41			925,363	408,616	4.54%	88.3%	$17,425,769	$7,388,590	$21.33

Other
Denver, CO - Downtown Submarket:
Wells Fargo Center - Denver	1	41	1983	20%	1,211,557	242,311	5.95%	95.2%	$22,633,392	$4,526,678	$19.63
Total Other	1	41			1,211,557	242,311	5.95%	95.2%	22,633,392	4,526,678	19.63

Total Office Properties	81	782			20,252,619	17,159,774	99.40%	79.4%	$355,088,431	$301,686,878	$22.08

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

 Portfolio Overview (continued)

Property by Submarket				Ownership	Square Feet			Leased % and In-Place Rents
Property	Number of Buildings	Number of Tenants	Year Built / Renovated	%	Net Building Rentable	Effective (1)	% of Net Rentable	% Leased	Total Annualized Rents (2)	Effective Annualized Rents (2)	Annualized Rent $/RSF (3)
Retail Property
John Wayne Airport Submarket:
Park Place	8	24	1981	100%	122,533	122,533	0.60%	88.5%	$3,244,561	$3,244,561	$29.92
Total Retail Properties	8	24			122,533	122,533	0.60%	88.5%	3,244,561	3,244,561	29.92

Total Office and Retail Properties	89	806			20,375,152	17,282,307	100.00%	79.4%	$358,332,992	$304,931,438	$22.14
Effective Office and Retail Properties					17,282,307			78.7%			$22.43

Hotel Property					SQFT	Effective SQFT	Number of Rooms
Westin Hotel, Pasadena, CA				100%	266,000	266,000	350
Total Hotel Property					266,000	266,000	350

Total Office, Retail and Hotel Properties					20,641,152	17,548,307
Parking Properties					SQFT	Effective SQFT	Vehicle Capacity	Effective Vehicle Capacity	Annualized Parking Revenue (4)	Effective Annualized Parking Revenue (5)	Effective Annualized Parking Revenue per Vehicle Capacity (6)
On-Site Parking					11,772,172	9,955,174	38,867	32,988	$49,770,693	$43,258,212	$1,311
Off-Site Garages					1,714,435	1,714,435	5,729	5,729	12,192,419	12,192,419	2,128
Total Parking Properties					13,486,607	11,669,609	44,596	38,717	$61,963,111	$55,450,631	1,432

Total Office, Retail, Hotel and Parking Properties					34,127,759	29,217,915
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.
(2)
Annualized rent represents the annualized monthly contractual rent under existing leases as of March 31, 2009. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(3)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.
(4)	Annualized parking revenue represents the annualized quarterly parking revenue as of March 31, 2009.
(5)
Effective annualized parking revenue represents the annualized quarterly parking revenue as of March 31, 2009 adjusted to include 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.

(6)	Effective annualized parking revenue per vehicle capacity represents the effective annualized parking revenue divided by the effective vehicle capacity.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

Portfolio Geographic Distribution (1)

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

Portfolio Overview - Leased Rates and Weighted Average Remaining Lease Term

	Ownership Interest ( % )	Weighted Average Remaining Lease Term (in years)	% Leased Q1 2009	% Leased Q4 2008	% Leased Q3 2008	% Leased Q2 2008	% Leased Q1 2008

Gas Company Tower	100%	5.6	92.1%	92.1%	92.0%	91.8%	90.1%
US Bank Tower	100%	3.8	65.1%	65.6%	65.1%	64.8%	85.0%
Wells Fargo Tower	100%	5.4	93.7%	93.9%	93.8%	93.9%	94.0%
KPMG Tower	100%	8.9	93.8%	92.5%	92.5%	92.5%	68.9%
777 Tower	100%	4.8	91.9%	91.9%	94.1%	94.5%	94.7%
One California Plaza	20%	4.5	77.1%	77.3%	81.2%	89.0%	88.9%
Glendale Center	100%	3.1	100.0%	100.0%	100.0%	100.0%	100.0%
801 North Brand	100%	3.0	83.1%	88.8%	91.0%	90.1%	85.2%
701 North Brand	100%	5.3	100.0%	100.0%	100.0%	100.0%	100.0%
700 North Central	100%	3.5	96.7%	92.0%	91.1%	94.3%	94.3%
Plaza Las Fuentes	100%	8.9	100.0%	100.0%	100.0%	100.0%	100.0%
Lantana Media Campus	100%	6.8	84.4%	82.8%	88.8%	86.5%	86.5%
Cerritos - Phase I	20%	5.5	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos - Phase II	20%	2.2	100.0%	100.0%	100.0%	100.0%	100.0%
Park Place	100%	2.7	60.2%	60.3%	64.9%	65.0%	66.4%
3161 Michelson	100%	10.3	62.0%	61.9%	51.9%	32.4%	32.4%
Quintana Campus (2)	20%	2.4	42.2%	100.0%	100.0%	100.0%	100.0%
17885 Von Karman Avenue	100%	0.0	0.0%	0.0%	0.0%	0.0%	0.0%
Pacific Arts Plaza	100%	5.7	76.0%	80.1%	79.7%	81.2%	84.4%
Stadium Gateway	20%	4.2	79.0%	79.0%	77.5%	94.7%	90.2%
Mission City Corporate Center	100%	2.7	86.9%	86.9%	82.8%	82.8%	82.8%
2385 Northside Drive	100%	11.0	51.7%	51.7%	0.0%	0.0%	0.0%
San Diego Tech Center	20%	1.7	93.7%	96.8%	96.8%	96.8%	97.3%
Wells Fargo Center - Denver	20%	7.7	95.2%	95.9%	95.5%	95.2%	95.2%
Park Place - Retail	100%	6.4	88.5%	91.8%	91.8%	91.8%	91.8%
Two California Plaza	100%	4.9	92.6%	94.0%	93.2%	93.2%	94.2%
550 South Hope Street	100%	5.3	87.7%	87.3%	88.3%	90.3%	91.0%
2600 Michelson	100%	2.3	76.4%	76.1%	82.0%	84.9%	88.0%
3800 Chapman	100%	4.2	63.4%	63.4%	63.4%	63.4%	100.0%
Griffin Towers	100%	4.5	64.7%	64.3%	62.6%	65.0%	62.8%
500-600 City Parkway	100%	2.4	26.8%	28.7%	26.6%	21.7%	14.0%
City Tower	100%	3.1	78.9%	78.1%	78.9%	81.1%	89.9%
500 Orange Tower	100%	4.1	78.5%	79.6%	80.2%	80.9%	86.9%
Stadium Towers Plaza	100%	3.2	59.0%	63.1%	61.0%	74.4%	79.4%
Brea Corporate Place	100%	3.0	55.0%	48.6%	47.7%	47.9%	46.7%
Brea Financial Commons	100%	5.1	90.7%	90.7%	90.7%	90.7%	49.1%
130 State College	100%	5.5	100.0%	100.0%	0.0%	0.0%	0.0%

Total Portfolio		5.1	79.4%	81.1%	81.0%	80.6%	81.1%

Effective Portfolio (1)		5.1	78.7%	79.3%	79.1%	78.2%	78.8%
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture portfolio.
(2)	Reduction in leased percentage between Q4 2008 and Q1 2009 reflects space vacated by Washington Mutual in Q1 2009 pursuant to the rejection of leases by JP Morgan Chase.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

Major Tenants - Office Properties

	Tenant	Number of Locations	Annualized Rent (1)	% of Total Annualized Rent	Total Leased Square Feet	% of Aggregate Leased Square Feet of Effective Portfolio	Weighted Average Remaining Lease Term in Months	S & P Credit Rating / National Recognition (2)
	Rated
1	Southern California Gas Company	1	$21,283,883	7.0%	576,516	4.2%	31	A
2	Sempra (Pacific Enterprises)	1	8,189,591	2.7%	217,413	1.6%	15	A
3	Wells Fargo Bank (3)	5	7,249,353	2.4%	417,185	3.1%	65	AA
4	Bank of America (3), (4)	8	6,648,126	2.2%	310,281	2.3%	37	A+
5	AT&T (3)	5	4,810,836	1.6%	202,813	1.5%	45	A
6	US Bank, National Association	3	4,295,815	1.4%	164,561	1.2%	71	AA+
7	Disney Enterprises	1	3,706,960	1.2%	156,215	1.1%	27	A
8	Caltrans (Dept of Transportation)	1	3,484,425	1.1%	208,156	1.5%	23	AAA
9	State Farm Mutual Auto Insurance Company	3	2,702,753	0.9%	172,170	1.3%	59	AA
10	GMAC Mortgage Corporation	1	2,499,091	0.8%	130,161	1.0%	57	AA

	Total Rated / Weighted Average (3), (5)		64,870,833	21.3%	2,555,471	18.8%	42

	Total Investment Grade Tenants (3)		$101,325,039	33.3%	4,237,010	31.2%

	Nationally Recognized
11	Latham & Watkins LLP	2	8,941,649	2.9%	397,991	2.9%	164	2nd Largest US Law Firm
12	Gibson, Dunn & Crutcher LLP	2	8,903,257	2.9%	354,721	2.6%	103	20th Largest US Law Firm
13	Deloitte & Touche LLP	1	5,216,904	1.7%	342,094	2.5%	72	Largest US Accounting Firm
14	Marsh USA, Inc.	1	3,727,695	1.2%	212,721	1.6%	109	World's Largest Insurance Broker
15	KPMG LLP	1	3,636,822	1.2%	175,971	1.3%	63	4th Largest US Accounting Firm
16	Sidley Austin LLP	1	3,541,555	1.2%	187,362	1.4%	177	5th Largest US Law Firm
17	Morrison & Foerster LLP	1	3,469,400	1.1%	138,776	1.0%	54	21st Largest US Law Firm
18	Munger, Tolles & Olson LLP	1	3,374,322	1.1%	160,682	1.2%	155	125th Largest US Law Firm
19	PricewaterhouseCoopers LLP	1	2,988,225	1.0%	160,784	1.2%	50	3rd Largest US Accounting Firm
20	Bingham McCutchen LLP	1	2,442,677	0.8%	104,712	0.8%	46	30th Largest US Law Firm

	Total Nationally Recognized / Weighted Average (3), (5)		46,242,506	15.1%	2,235,814	16.5%	107

	Total Nationally Recognized Tenants (3)		91,902,678	30.2%	4,374,415	32.2%

	Total / Weighted Average (3), (5)		$111,113,339	36.4%	4,791,285	35.3%	72

	Total Investment Grade or Nationally Recognized Tenants (3)		$193,227,718	63.5%	8,611,425	63.4%

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

Major Tenants - Office Properties (continued)

__________
(1)
Annualized base rent is calculated as monthly contractual base rent under existing leases as of March 31, 2009, multiplied by 12.  For those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized base rent.

(2)	S&P credit ratings are as of March 31, 2009. Rankings of law firms are based on total gross revenue in 2007 as reported by American Lawyer Media's LAW.com.
(3)	Includes 20% of annualized rent and leased square footage for our MMO joint venture properties.
(4)	Amounts shown for Bank of America include leases with Merrill Lynch, which was acquired by Bank of America on January 1, 2009.
(5)	The weighted average calculation is based on the effective net rentable square feet leased by each tenant, which reflects our pro-rata share of our MMO joint venture.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

Portfolio Tenant Classification Description (1), (2)

Accommodation and Food Services 2%
Real Estate and Rental and Leasing 3%
Public Administration 2%
Manufacturing 2%
Educational Services 2%
All Other Services 8%
Finance and Insurance 30%
Utilities 6%
Legal Services 25%
Professional, Scientific and Technical Services (except Legal Services) 11%
Information 9%

(1) Percentages are based upon effective leased square feet.
(2) Classifications are based on the "North American Industrial Classification System" (NAICS).

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

 Lease Expirations - Wholly Owned Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	3,564,388	21.6%
2009	601,696	3.6%	$12,623,024	4.3%	$20.98	$21.29
2010	1,488,828	9.0%	34,466,759	11.8%	23.15	23.72
2011	2,356,691	14.3%	58,210,477	19.9%	24.70	25.46
2012	1,103,720	6.7%	23,660,889	8.1%	21.44	23.09
2013	2,369,146	14.3%	48,912,951	16.8%	20.65	23.40
2014	872,771	5.3%	16,514,151	5.7%	18.92	22.77
2015	818,746	5.0%	16,219,014	5.6%	19.81	23.37
2016	196,782	1.2%	3,824,593	1.3%	19.44	25.82
2017	1,067,111	6.5%	22,971,238	7.9%	21.53	24.83
2018	697,282	4.2%	19,476,989	6.7%	27.93	38.51
Thereafter	1,371,935	8.3%	34,700,965	11.9%	25.29	38.16

	16,509,096	100.0%	$291,581,050	100.0%	$22.53	$26.21

Leases Expiring in the Next 4 Quarters:

2nd Quarter 2009	186,200	1.1%	$3,845,594	1.3%	$20.65	$21.08
3rd Quarter 2009 (3)	212,779	1.3%	4,849,835	1.7%	22.79	22.86
4th Quarter 2009	202,717	1.2%	3,927,595	1.3%	19.37	19.83
1st Quarter 2010	452,551	2.8%	9,416,104	3.3%	20.81	21.41
	1,054,247	6.4%	$22,039,128	7.6%	$20.91	$21.34
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

 Lease Expirations - Wholly Owned Portfolio
Los Angeles County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	1,141,871	11.6%
2009	314,835	3.2%	$6,271,282	3.1%	$19.92	$20.22
2010	886,913	9.0%	24,254,277	11.8%	27.35	27.92
2011	1,412,038	14.4%	39,867,012	19.4%	28.23	28.87
2012	754,870	7.7%	16,625,398	8.1%	22.02	24.03
2013	1,527,191	15.5%	31,389,373	15.3%	20.55	23.13
2014	490,828	5.0%	10,182,842	5.0%	20.75	24.97
2015	700,496	7.1%	13,683,883	6.7%	19.53	23.02
2016	176,577	1.8%	3,680,800	1.8%	20.85	26.79
2017	875,155	8.9%	18,495,816	9.0%	21.13	23.71
2018	611,306	6.2%	17,621,236	8.6%	28.83	39.44
Thereafter	947,808	9.6%	22,883,186	11.2%	24.14	37.44
	9,839,888	100.0%	$204,955,105	100.0%	$23.56	$27.47

Leases Expiring in the Next 4 Quarters:

2nd Quarter 2009	98,994	1.0%	$1,796,444	0.9%	$18.15	$18.94
3rd Quarter 2009 (3)	107,115	1.1%	2,319,290	1.1%	21.65	21.65
4th Quarter 2009	108,726	1.1%	2,155,548	1.1%	19.83	19.96
1st Quarter 2010	294,576	3.0%	6,807,414	3.3%	23.11	24.04
	609,411	6.2%	$13,078,696	6.4%	$21.46	$22.06
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

Lease Expirations - Wholly Owned Portfolio
Orange County

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	2,354,709	36.9%
2009	245,835	3.8%	$5,358,661	6.6%	$21.80	$22.12
2010	587,817	9.2%	9,828,368	12.0%	16.72	17.28
2011	887,746	13.9%	16,953,894	20.7%	19.10	19.87
2012	326,386	5.1%	6,490,800	7.9%	19.89	20.60
2013	841,955	13.2%	17,502,711	21.4%	20.79	23.89
2014	374,084	5.9%	6,193,357	7.6%	16.56	19.92
2015	94,929	1.5%	1,924,401	2.3%	20.27	23.84
2016	20,205	0.3%	143,794	0.2%	7.12	17.35
2017	191,956	3.0%	4,475,421	5.5%	23.31	29.95
2018	85,976	1.3%	1,855,754	2.3%	21.58	31.86
Thereafter	378,181	5.9%	11,019,489	13.5%	29.14	41.78
	6,389,779	100.0%	$81,746,650	100.0%	$20.26	$23.47

Leases Expiring in the Next 4 Quarters:

2nd Quarter 2009	87,206	1.3%	$2,049,151	2.5%	$23.50	$23.50
3rd Quarter 2009 (3)	105,664	1.7%	2,468,033	3.0%	23.36	23.39
4th Quarter 2009	52,965	0.8%	841,477	1.1%	15.89	17.31
1st Quarter 2010	157,975	2.5%	2,608,690	3.1%	16.51	16.52
	403,810	6.3%	$7,967,351	9.7%	$19.73	$19.93
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

Lease Expirations - MMO Joint Venture Portfolio

Year	Total Area in Square Feet Covered by Expiring Leases	Percentage of Aggregate Square Feet	Annualized Rent	Percentage of Total Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

Available	623,478	16.1%
2009	410,009	10.6%	$7,600,131	11.4%	$18.54	$18.58
2010	467,987	12.1%	9,725,071	14.6%	20.78	21.58
2011	341,252	8.8%	6,560,215	9.8%	19.22	20.83
2012	338,646	8.8%	7,150,444	10.7%	21.11	22.23
2013	230,514	6.0%	5,067,640	7.6%	21.98	25.48
2014	601,094	15.6%	12,698,719	19.0%	21.13	24.41
2015	117,650	3.0%	2,350,833	3.5%	19.98	23.44
2016	81,033	2.1%	1,394,978	2.1%	17.21	23.08
2017	1,164	0.0%	30,264	0.0%	26.00	30.00
2018	81,744	2.1%	1,640,923	2.5%	20.07	29.50
Thereafter	571,485	14.8%	12,532,724	18.8%	21.93	30.19
	3,866,056	100.0%	$66,751,942	100.0%	$20.59	$22.60

Leases Expiring in the Next 4 Quarters:

2nd Quarter 2009	18,535	0.5%	$372,875	0.6%	$20.12	$20.12
3rd Quarter 2009 (3)	69,590	1.8%	1,405,030	2.1%	20.19	20.20
4th Quarter 2009	321,884	8.3%	5,822,226	8.7%	18.09	18.14
1st Quarter 2010	142,208	3.7%	1,988,761	3.0%	13.98	14.01
	552,217	14.3%	$9,588,892	14.4%	$17.36	$17.40
__________
(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

 Leasing Activity - Total Portfolio and Effective Portfolio

	Total Portfolio		Effective Portfolio (1)
	For the Three Months Ended March 31, 2009	% Leased	For the Three Months Ended March 31, 2009	% Leased

Leased Square Feet as of December 31, 2008	16,534,820	81.1%	13,725,210	79.3%
Property Placed in Service - Lantana East (2)	66,898		66,898
Disposition - 18581 Teller	(86,087)		(86,087)
Revised Leased Square Feet	16,515,631	81.1%	13,706,021	79.3%
Expirations	(844,883)	(4.1)%	(403,935)	(2.3)%
New Leases	217,976	1.0%	116,771	0.7%
Renewals	298,562	1.4%	174,367	1.0%
Leased Square Feet as of March 31, 2009	16,187,286	79.4%	13,593,224	78.7%

Cash Rent Growth (3), (4)
Expiring Rate per Square Foot				$18.36
New / Renewed Rate per Square Foot				$17.20
Percentage Change				(6.3)%

GAAP Rent Growth (4), (5)
Expiring Rate per Square Foot				$17.70
New / Renewed Rate per Square Foot				$17.41
Percentage Change				(1.7)%

Weighted Average Lease Term - New (in months)				52
Weighted Average Lease Term - Renewal (in months)				56
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	During the first quarter of 2009, we placed the Lantana East building (66,898 SF) in service.
(3)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(4)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after March 31, 2010.
(5)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

 Leasing Activity - Los Angeles Central Business District

	Total Portfolio		Effective Portfolio (1)

	For the Three Months Ended March 31, 2009	% Leased	For the Three Months Ended March 31, 2009	% Leased

Leased Square Feet as of December 31, 2008, Los Angeles Central Business District	7,952,837	86.7%	7,338,731	87.6%
Expirations	(136,790)	(1.6)%	(120,526)	(1.5)%
New Leases	45,811	0.5%	41,054	0.5%
Renewals	78,238	0.9%	67,495	0.8%
Leased Square Feet as of March 31, 2009, Los Angeles Central Business District	7,940,096	86.5%	7,326,754	87.4%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$20.49
New / Renewed Rate per Square Foot				$21.27
Percentage Change				3.8%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$19.13
New / Renewed Rate per Square Foot				$21.65
Percentage Change				13.2%

Weighted Average Lease Term - New (in months)				63
Weighted Average Lease Term - Renewal (in months)				48
__________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after March 31, 2010.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

Leasing Activity - Orange County

	Total Portfolio		Effective Portfolio (1)

	For the Three Months Ended March 31, 2009	% Leased	For the Three Months Ended March 31, 2009	% Leased

Leased Square Feet as of December 31, 2008, Orange County	4,785,331	66.8%	4,281,133	64.8%
Disposition - 18581 Teller	(86,087)		(86,087)
Revised Leased Square Feet	4,699,244	66.4%	4,195,046	64.3%
Expirations	(509,513)	(7.2)%	(221,317)	(3.4)%
New Leases	164,516	2.3%	68,068	1.0%
Renewals	71,386	1.0%	71,386	1.1%
Leased Square Feet as of March 31, 2009, Orange County	4,425,633	62.5%	4,113,183	63.0%

Cash Rent Growth (2), (3)
Expiring Rate per Square Foot				$17.26
New / Renewed Rate per Square Foot				$14.70
Percentage Change				(14.8)%

GAAP Rent Growth (3), (4)
Expiring Rate per Square Foot				$17.03
New / Renewed Rate per Square Foot				$14.87
Percentage Change				(12.7)%

Weighted Average Lease Term - New (in months)				41
Weighted Average Lease Term - Renewal (in months)				41
___________
(1)	Includes 100% of our consolidated portfolio and 20% of our MMO joint venture properties.
(2)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to the expiration or termination.
(3)	For newly acquired properties, cash and GAAP rent growth is excluded for spaces that expired prior to our ownership and were re-leased after acquisition.
Excludes new and renewed leases for spaces with more than twelve months of downtime and early renewals commencing after March 31, 2010.
(4)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

Tenant Improvements and Leasing Commissions (1), (2)

	For the Three Months Ended	For the Year Ended December 31,
	March 31, 2009	2008	2007	2006
Renewals (3)
Number of Leases	25	130	152	74
Square Feet	146,677	664,524	881,406	824,516
Tenant Improvement Costs per Square Foot (4)	$10.91	$13.95	$11.69	$29.22
Leasing Commission Costs per Square Foot	$6.05	$5.53	$5.14	$8.18
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$16.96	$19.48	$16.83	$37.40
Costs per Square Foot per Year	$3.12	$4.36	$3.41	$4.78

New / Modified Leases (5)
Number of Leases	23	163	141	147
Square Feet	116,771	1,115,055	893,634	1,015,192
Tenant Improvement Costs per Square Foot (4)	$17.94	$41.97	$22.89	$20.93
Leasing Commission Costs per Square Foot	$4.70	$10.11	$6.52	$6.34
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$22.64	$52.08	$29.41	$27.27
Costs per Square Foot per Year	$5.20	$5.98	$5.00	$4.33

Total
Number of Leases	48	293	293	221
Square Feet	263,448	1,779,579	1,775,040	1,839,708
Tenant Improvement Costs per Square Foot (4)	$14.02	$31.51	$17.33	$24.64
Leasing Commission Costs per Square Foot	$5.45	$8.40	$5.84	$7.16
Total Tenant Improvements and Leasing Commissions
Costs per Square Foot	$19.47	$39.91	$23.17	$31.80
Costs per Square Foot per Year	$3.93	$5.60	$4.28	$4.55
__________
(1)	Based on leases executed during the period. Excludes leases to related parties, short-term leases of less than six months, and leases for raw space.
(2)
Tenant improvement and leasing commission information in 2009, 2008 and 2007 reflects 100% of the consolidated portfolio and 20% of the MMO joint venture properties.  Information for 2006 reflects 100% of the consolidated portfolio and 100% of the MMO joint venture properties.

(3)	Does not include retained tenants that have relocated to new space or expanded into new space.
(4)	Tenant improvements include improvements and lease concessions.
(5)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

Historical Capital Expenditures - Office Properties (1)

	For the Three Months Ended	For the Year Ended December 31,
	March 31, 2009	2008	2007	2006

Consolidated
Non-recoverable capital expenditures (2)	$1,076,771	$10,571,743	$11,326,800	$2,454,126
Total square feet	15,452,055	15,498,637	16,051,311	11,625,028
Non-recoverable capital expenditures per square foot	$0.07	$0.68	$0.71	$0.21
Unconsolidated
Non-recoverable capital expenditures (3)	$197,799	$220,946	$50,406	$153,069
Total square feet (4)	682,614	635,670	624,674	622,561
Non-recoverable capital expenditures per square foot	$0.29	$0.35	$0.08	$0.25

Consolidated
Recoverable capital expenditures (5)	$89,670	$1,197,266	$2,857,483	$1,329,624
Total square feet	15,452,055	15,498,637	16,051,311	11,625,028
Recoverable capital expenditures per square foot	$0.01	$0.08	$0.18	$0.11
Unconsolidated
Recoverable capital expenditures (3), (5)	$17,128	$30,524	$5,779	$122,149
Total square feet (4)	682,614	635,670	624,674	622,561
Recoverable capital expenditures per square foot	$0.03	$0.05	$0.01	$0.20
__________
(1)
Historical capital expenditures for each period shown reflect properties owned for the entire period. For properties acquired during each period, the capital expenditures will be reflected in the following full period of ownership. For properties sold during each period, the capital expenditures will be excluded for that period. Any capital expenditures incurred during the period of acquisition or disposition will be footnoted separately.

(2)
For 2008, excludes $6.4 million of non-recoverable capital expenditures as a result of discretionary renovation costs of $6.1 million at KPMG Tower and $0.3 million of planned renovation costs at Lantana Media Campus. For 2007, excludes $3.8 million of non-recoverable capital expenditures as a result of discretionary renovation costs of $1.9 million at KPMG Tower and $1.9 million of planned renovation costs at Lantana Media Campus. For 2006, excludes $0.5 million of non-recoverable capital expenditures incurred at acquired properties following their acquisition.

(3)	Amount represents our 20% ownership interest in our joint venture with Macquarie Office Trust.
(4)	The square footages of Cerritos Corporate Center Phases I and II and a portion of the Quintana Campus are deducted from the total square feet amount as the tenants pay for all capital expenditures.
(5)
Recoverable capital improvements, such as equipment upgrades, are generally financed through capital leases. The annual amortization, based on each asset’s useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made.  The amounts presented represent the total value of the improvements in the year they are made.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

 Hotel Performance and Hotel Historical Capital Expenditures

Hotel Performance

	For the Three Months Ended March 31,

			Percent
Westin Hotel, Pasadena, CA	2009	2008	Change

Occupancy	66.9%	79.9%	(16.3)%

Average daily rate	$167.36	$179.90	(7.0)%

Revenue per available room (REVPAR)	$111.95	$143.66	(22.1)%

Hotel net operating income	$1,544,993	$2,375,988	(35.0)%

Hotel Historical Capital Expenditures

	For the Three Months Ended March 31,		For the Year Ended December 31,
Westin Hotel, Pasadena, CA	2009	2008	2008	2007	2006

Hotel improvements and equipment replacements	$112,817	$44,618	$699,531	$712,955	$730,531

Total hotel revenue	$4,993,800	$6,880,860	$26,615,726	$27,214,156	$27,053,648

Hotel improvements as a percentage of hotel revenue	2.3%	0.6%	2.6%	2.6%	2.7%

Renovation and upgrade costs	$–	$–	$–	$–	$164,072

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

 Construction in Progress

			As of March 31, 2009

Property	Location	Percentage Pre-Leased	Land Value (1)	Construction Costs Incurred	Estimated Cost of Development (2)	Developed / Developable Square Feet (3)	Estimated Date of Completion
			(in millions)	(in millions)	(in millions)
Los Angeles County

207 Goode Avenue	Glendale, CA	0%	$14.6	$45.2	$64.5	189,000	2009

Property placed in service during first quarter 2009:

Los Angeles County

Lantana Media Campus (East building)	Santa Monica, CA		$6.4	$34.3	$36.0	66,000
__________
(1)
Land value represents the total land cost attributable to the entire project and includes amounts capitalized for interest in excess of construction loan interest reserves and property taxes totaling approximately $3 million for 207 Goode Avenue and $2 million for Lantana Media Campus.

(2)	The estimated cost of development excludes land.
(3)	The developable square feet represents the office square footage that we estimate can be developed on the referenced property.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

  Development Pipeline

		As of March 31, 2009
Property	Location	Developable Square Feet (1)	Structured Parking Square Feet	Type of Planned Development

Los Angeles County
755 South Figueroa	Los Angeles, CA	930,000	266,000	Office

Glendale Center - Phase II	Glendale, CA	264,000	158,000	Mixed Use

	Total Los Angeles County	1,194,000	424,000

Orange County

Stadium Tower II	Anaheim, CA	282,000	367,000	Office

Brea Financial Commons/Brea Corporate Place (2)	Brea, CA	550,000	784,000	Office, Mixed Use

Pacific Arts Plaza	Costa Mesa, CA	468,000	260,000	Office
		225,000		Residential (3)

Park Place	Irvine, CA	1,237,000	2,376,000	Office, Retail & Hotel
		1,048,000		Residential

2600 Michelson (4)	Irvine, CA	270,000	154,000	Office

500 Orange Center (5)	Orange, CA	900,000	960,000	Office

605 City Parkway	Orange, CA	200,000	228,000	Office

City Tower II (6)	Orange, CA	465,000	696,000	Office

	Total Orange County	5,645,000	5,825,000

San Diego
San Diego Tech Center (7), (8)	Sorrento Mesa, CA	1,320,000	1,674,000	Office

	Total San Diego County	1,320,000	1,674,000

	Total Portfolio	8,159,000	7,923,000

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

  Development Pipeline (continued)

__________
(1)	The developable square feet presented represents the office, retail, hotel and residential footages that we estimate can be developed on the referenced property.
(2)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under current zoning and capacity considerations for the site still under planning review.

(3)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the construction of 180 residential units as contemplated under a Program EIR completed by the City of Costa Mesa for this and other surrounding properties.  This residential development would replace an existing 67,450 square foot office building at Pacific Arts Plaza.

(4)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on an allocation of excess trips reserved from our disposition of Inwood Park, which we have been in discussion with the City of Irvine over securing, and the potential utilization of excess trips from our other assets in the Irvine Business Complex (i.e., Park Place).

(5)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under current zoning.  Approximately 60,000 square feet of the estimated development potential will require the consolidation of an adjacent remnant parcel in cooperation with the City of Orange.

(6)
The developable square feet presented represents management’s estimate of the development potential for the referenced property based on the allowed density under a Conditional Use Permit obtained for the property in 2001, which has since expired.

(7)	Land held for development was not contributed to the MMO joint venture.
(8)	The third phase contemplates the demolition of 120,000 square feet of existing space.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

Management Statements on Non-GAAP Supplemental Measures

Funds from Operations:

Fund from Operations, or FFO, is a widely recognized measure of REIT performance.  We calculate FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT.  FFO represents net income (loss) (as computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains from disposition of property (but including impairments and provisions for losses on property held for sale), plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements).  Adjustments for our unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of our performance is limited.  Other Equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO.  As a result, FFO should be considered only as a supplement to net income as a measure of our performance.  FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions.  FFO also should not be used as a supplement to or substitute for cash flows from operating activities (as computed in accordance with GAAP).

FFO before specified items:

Management also uses FFO before specified items as a supplemental performance measure because losses from early extinguishment of debt and the impairment of long-lived assets create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

Management Statements on Non-GAAP Supplemental Measures (continued)

FFO before specified items: (continued)

Impairment of long-lived assets represents non-cash charges taken to write down depreciable real estate assets to fair value estimated when events or changes in circumstances indicate that the carrying amount may not be recoverable.  Per the NAREIT definition of FFO, gains from property dispositions are excluded from the calculation of FFO; however, impairment losses are required to be included.  Management excludes both gains on disposal and impairment losses from the calculation of FFO before specified items because they both relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

Additionally, during the first and second quarters of 2008, we have excluded from the calculation of FFO before specified items costs associated with our review of strategic alternatives and management changes, primarily contractual separation obligations for our former senior executives, and exit costs and tenant improvement writeoffs related to the 1733 Ocean lease.  These costs are associated with the Special Committee’s review of strategic alternatives, including the potential sale of our company, and the resulting management changes made after the Special Committee concluded its review.  Management views these costs as non-recurring and believes that including these costs in the calculation of FFO would make it difficult for investors to determine the funds generated by our ongoing business operations.

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing and development payroll and interest expense, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt, and (v) 2nd generation tenant improvements and leasing commissions.  Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities.  We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited.  Additionally, other Equity REITs may not calculate AFFO using the method we do.  As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO.  AFFO should be considered only as a supplement to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

Management Statements on Non-GAAP Supplemental Measures (continued)

EBITDA:

Management uses EBITDA as an indicator of our ability to incur and service debt.  We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges.  In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs.  However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited.  Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.  EBITDA should not be considered as an alternative to net income as an indicator of our operating performance.  Other Equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not be comparable to such other Equity REITs’ EBITDA.

Adjusted EBITDA:

Management also uses Adjusted EBITDA as a supplemental performance measure because losses from early extinguishment of debt and the impairment of long-lived assets create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the write off of unamortized loan costs on the date of extinguishment.  The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (for example, a variable interest rate instead of a fixed interest rate), (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties disposed of, or (iv) the restructuring or replacement of property or corporate-level financing to accommodate property acquisitions.  Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

Impairment of long-lived assets represents non-cash charges taken to write down depreciable real estate assets to fair value estimated when events or changes in circumstances indicate that the carrying amount may not be recoverable.  Management excludes both gains on disposal and impairment losses from the calculation of Adjusted EBITDA because they both relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition.  These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the earnings generated by our ongoing business operations.

Maguire Properties, Inc.
Supplemental Operating and Financial Data
First Quarter 2009

Management Statements on Non-GAAP Supplemental Measures (continued)

Adjusted EBITDA: (continued)

Additionally, during the first and second quarters of 2008, we have excluded from the calculation of Adjusted EBITDA costs associated with our review of strategic alternatives and management changes, primarily contractual separation obligations for our former senior executives, and exit costs and tenant improvement writeoffs related to the 1733 Ocean lease.  These costs are associated with the Special Committee’s review of strategic alternatives, including the potential sale of our company, and the resulting management changes made after the Special Committee concluded its review.  Management views these costs as non-recurring and believes that including these costs in the calculation of EBITDA would make it difficult for investors to determine the earnings generated by our ongoing business operations.

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures.  Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income.  In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments.  However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure.  Accordingly, our interest coverage ratio should not be considered as an alternative to cash flows from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.